UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Natura &Co Holding S.A.

(Exact name of Registrant as Specified in Its Charter)

Federative Republic of Brazil	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Avenida Alexandre Colares No. 1188, Sala A17-Bloco A Parque Anhanguera, São Paulo, São Paulo 05106-000, Brazil	Not Applicable
(Address of Principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares (“ADS”) each representing two common shares	New York Stock Exchange
Common shares, no par value*	New York Stock Exchange*

* Not for trading, but only in connection with the listing of the ADSs on the New York Stock Exchange. Each ADS represents the right to receive two common shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6.  Accordingly, the ADSs are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file or Regulation A offering statement number to which this form relates (if applicable): 333-233910

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Natura &Co Holding S.A. (the “Registrant”) is filing this Form 8-A in connection with the pending completion of the business combination between Natura Cosméticos S.A. and Avon Products, Inc. and the listing of the Registrant’s American Depositary Shares (“ADS”) each representing two common shares on the New York Stock Exchange (“NYSE”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered is contained in the proxy statement/prospectus, constituting part of the Registrant’s Registration Statement on Form F-4 (Registration No. 333-233910) relating to such securities, filed on October 4, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Proxy Statement/Prospectus”). The description of the securities contained in the Proxy Statement/Prospectus is hereby incorporated by reference into this Form 8-A.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	December 23, 2019

NATURA &CO HOLDING S.A.

By:	/s/ José Antonio de Almeida Filippo
Name:	José Antonio de Almeida Filippo
Title:	Principal Executive and Financial Officer

By:	/s/ Itamar Gaino Filho
Name:	Itamar Gaino Filho
Title:	Chief Legal and Compliance Officer